EXHIBIT 99.1

Piedmont Office Realty Trust Reports First Quarter 2022 Results
ATLANTA, April 27, 2022--Piedmont Office Realty Trust, Inc. ("Piedmont" or the "Company") (NYSE:PDM), an owner of Class A office properties located primarily in the Sunbelt, today announced its results for the quarter ended March 31, 2022.

Highlights for the Quarter Ended March 31, 2022:

Financial Results:
•Net income applicable to Piedmont was $60.0 million, or $0.49 per diluted share, for the quarter ended March 31, 2022, as compared to $9.3 million, or $0.08 per diluted share, for the quarter ended March 31, 2021. The results for the first quarter of 2022 include a $50.7 million gain on sale of real estate assets primarily associated with the sale of 225/235 Presidential Way during the first quarter of 2022.
•Core Funds From Operations ("Core FFO") was $0.51 per diluted share for the quarter ended March 31, 2022, a 6% increase compared to $0.48 per diluted share for the quarter ended March 31, 2021.
•Same Store Net Operating Income ("Same Store NOI") increased 5.1% and 2.5% on a cash and accrual basis, respectively, for the quarter ended March 31, 2022 as compared to the quarter ended March 31, 2021.
Leasing:
•The Company completed approximately 552,000 square feet of leasing during the quarter ended March 31, 2022, including approximately 243,000 square feet related to new tenant leasing, which is the largest amount of new tenant leasing that the Company has completed during a quarter since 2018.
•Cash and accrual basis rents on leases executed during the quarter ended March 31, 2022 for space vacant one year or less increased approximately 5% and 13%, respectively.
•The portfolio increased to 87% leased as of March 31, 2022, up from 85.5% as of December 31, 2021.
•The weighted average lease term for the nearly 50 leases executed during the first quarter was approximately 6.6 years.
•The Company had approximately 1,000,000 square feet of executed leases for vacant space yet to commence or under rental abatement as of March 31, 2022.
•The largest lease completed during the quarter was an approximately 164,000 square foot renewal at 750 W. John Carpenter Freeway in Irving, Texas. This renewal addressed Piedmont’s largest 2022 lease expiration with a positive cash roll-up of approximately 10% and leaves only 4.6% of the Company's Annualized Lease Revenue scheduled to expire during the remainder of 2022.

Capital Markets:
•The Company completed the previously announced sale of 225 & 235 Presidential Way in Boston for $129 million and recognized a gain of approximately $49 million which is included in its statement of income for the first quarter of 2022.
•Piedmont also sold Two Pierce Place, the Company's last remaining Chicago-area asset, for $24 million.
•As a result of the above dispositions, approximately 63% of the Company's Annualized Lease Revenue is now generated from its properties located in the Sunbelt.
Balance Sheet:
•In March of 2022, Piedmont received approximately $119 million in proceeds from the payoff of two notes receivable that were outstanding as of December 31, 2021. The proceeds from the notes were used to pay down the Company’s $500 million line of credit to $81 million as of March 31, 2022.
•The Company's net debt-to-Core EBITDA ratio for the first quarter of 2022 was 5.9x on an annualized basis and 5.8x on a trailing twelve month basis.
•The Company has no secured debt and its Debt-to-Gross Assets ratio was 34.6% as of March 31, 2022.
ESG and Operations:
•During the three months ended March 31, 2022, the Company earned the WELL Health-Safety Rating for its entire managed portfolio.

Commenting on first quarter results, Brent Smith, Piedmont's President and Chief Executive Officer, said, "We are extremely encouraged by the continued recovery across our markets contributing to a strong first quarter financial result. Despite companies taking longer than anticipated to return to the workplace, leasing activity was the most robust it’s been in three years and marked the third consecutive quarter Piedmont has achieved pre-pandemic new leasing volumes. Furthermore, leasing transactions continued to reflect positive mark-to-market economics, long-term tenant commitments and continued space absorption across our redeveloped properties. During the first quarter, almost 50 leases were executed totaling over half a million square feet, with about half related to new tenant leases, bolstering our expectation for continued space absorption during 2022."

Second Quarter 2022 Dividend Declaration

On April 27, 2022, the board of directors of Piedmont declared a dividend for the second quarter of 2022 in the amount of $0.21 per share on its common stock to stockholders of record as of the close of business on May 27, 2022, payable on June 17, 2022.

Guidance for 2022

Based on leasing activity to date, the current volume of leasing tours and transaction pipeline, adjusting for a higher interest rate forecast, and management's expectations for the remainder of the year, the Company is increasing the midpoint of its previously provided guidance by $0.01 for the year ending December 31, 2022 as follows:

	Revised		Previous
(in millions, except per share data)	Low	High	Low	High
Net income	$80	$84	$74	$81
Add:
Depreciation	134	138	136	142
Amortization	83	85	82	85
Deduct:
Gain on sale of real estate assets	(51)	(51)	(48)	(52)
NAREIT FFO and Core FFO applicable to common stock	$246	$256	$244	$256
NAREIT FFO and Core FFO per diluted share	$1.99	$2.07	$1.97	$2.07

These estimates reflect management's view of current market conditions and incorporate certain economic and operational assumptions and projections, including the impacts of completed transactional activity during the first quarter of 2022. The guidance does not include any significant speculative acquisition or disposition activity for the remainder of the year; however, any acquisition and disposition activity is expected to be leverage neutral by year end 2022. Actual results could differ materially from these estimates based on a variety of factors, particularly the timing of any future acquisitions and dispositions, as well as those factors discussed under "Forward Looking Statements" below.

Note that individual quarters may fluctuate on both a cash basis and an accrual basis due to the timing of lease commencements and expirations, abatement periods, repairs and maintenance expenses, capital expenditures, capital markets activities, seasonal general and administrative expenses, accrued potential performance-based compensation expense, and one-time revenue or expense events. In addition, the Company's guidance is based on information available to management as of the date of this release.

Non-GAAP Financial Measures

To supplement the presentation of the Company’s financial results prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), this release and the accompanying quarterly supplemental information as of and for the period ended March 31, 2022 contain certain financial measures that are not prepared in accordance with GAAP, including FFO, Core FFO, AFFO, Same Store NOI (cash and accrual basis), Property NOI (cash and accrual basis), EBITDAre, and Core EBITDA. Definitions and reconciliations of each of these non-GAAP measures to their most comparable GAAP metrics are included below and in the accompanying quarterly supplemental information.
Each of the non-GAAP measures included in this release and the accompanying quarterly supplemental financial information has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of the Company’s results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the Company’s presentation of non-GAAP measures in this release and the accompanying quarterly supplemental information may not be comparable to similarly titled measures disclosed by other companies, including other REITs. The Company may also change the calculation of any of the non-GAAP measures included in this news release and the accompanying supplemental financial information from time to time in light of its then existing operations.

Conference Call Information

Piedmont has scheduled a conference call and an audio web cast for Thursday, April 28, 2022 at 9:00 A.M. Eastern daylight time. The live, listen-only, audio web cast of the call may be accessed on the Company's website at http://investor.piedmontreit.com/news-and-events/events-calendar. Dial-in numbers for analysts who plan to actively participate in the call are (888) 506-0062 for participants in the United States and Canada and (973) 528-0011 for international participants. Participant Access Code is 370843. A replay of the conference call will be available through 9:00 A.M. Eastern daylight time on May 12, 2022, and may be accessed by dialing (877) 481-4010 for participants in the United States and Canada and (919) 882-2331 for international participants, followed by conference identification code 45256. A web cast replay will also be available after the conference call in the Investor Relations section of the Company's website. During the audio web cast and conference call, the Company's management team will review first quarter 2022 performance, discuss recent events, and conduct a question-and-answer period.

Supplemental Information

Quarterly supplemental information as of and for the period ended March 31, 2022 can be accessed on the Company`s website under the Investor Relations section at www.piedmontreit.com.

About Piedmont Office Realty Trust

Piedmont Office Realty Trust, Inc. (NYSE: PDM) is an owner, manager, developer, redeveloper, and operator of high-quality, Class A office properties located primarily in the Sunbelt. Its approximately $5 billion portfolio is currently comprised of approximately 17 million square feet. The Company is a fully integrated, self-managed real estate investment trust (REIT) with local management offices in each of its markets and is investment-grade rated by S&P Global Ratings (BBB) and Moody’s (Baa2). Piedmont is a 2021 ENERGY STAR Partner of the Year. For more information, see www.piedmontreit.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of the Company`s performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue" or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters. Examples of such statements in this press release include: whether the Company will experience continued space absorption in the portfolio during 2022; and the Company's estimated range of Net Income, Depreciation, Amortization, NAREIT FFO/Core FFO and NAREIT FFO/Core FFO per diluted share for the year ending December 31, 2022. These statements are based on beliefs and assumptions of Piedmont’s management, which in turn are based on information available at the time the statements are made.

The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: economic, regulatory, socio-economic changes, and/or technology changes (including accounting standards) that impact the real estate market generally, or that could affect patterns of use of commercial office space; the impact of competition on our efforts to renew existing leases or re-let space on terms similar to existing leases; changes in the economies and other conditions affecting the office sector in general and specifically the markets in which we primarily operate where we have high concentrations of our annualized lease revenue; lease terminations, lease defaults, lease contractions, or changes in the financial condition of our tenants, particularly by one of our large lead tenants; adverse market and economic conditions, including any resulting impairment charges on both our long-lived assets or goodwill resulting therefrom; the success of our real estate strategies and investment objectives, including our ability to identify and consummate suitable acquisitions and divestitures; the illiquidity of real estate investments, including regulatory restrictions to which REITs are subject and the resulting impediment on our ability to quickly respond to adverse changes in the performance of our properties; the risks and uncertainties associated with our acquisition and disposition of properties, many of which risks and uncertainties may not be known at the time of acquisition or disposition; development and construction delays, including the potential of supply chain disruptions, and resultant increased costs and risks; our real estate redevelopment and development strategies may not be successful; future acts of terrorism, civil unrest, or armed hostilities in any of the major metropolitan areas in which we own properties, or future cybersecurity attacks against any of our properties or our tenants; risks related to the occurrence of cyber incidents, or a deficiency in our cybersecurity, which could negatively impact our business by causing a disruption to our operations, a compromise or corruption of our confidential information, and/or damage to our business relationships; costs of complying with governmental laws and regulations; uninsured losses or losses in excess of our insurance coverage, and our inability to obtain adequate insurance coverage at a reasonable cost; additional risks and costs associated with directly managing properties occupied by government tenants, including an increased risk of default by government tenants during periods in which state or federal governments are shut down or on furlough; significant price and volume fluctuations in the public markets, including on the exchange which we listed our common stock; changes in interest rates and changes in the method pursuant to which the London Interbank Offered Rate (" LIBOR") rates are determined and the planned phasing out of United States dollar ("USD") LIBOR after June 2023; rising interest rates which could affect our return on investments and/or our ability to finance or refinance properties; the effect of future offerings of debt or equity securities or changes in market interest rates on the value of our common stock; additional risks and costs associated with inflation and continuing increases in the rate of inflation; uncertainties associated with environmental and other regulatory matters; potential changes in the political environment and reduction in federal and/or state funding of our governmental tenants; changes in the financial condition of our tenants directly or indirectly resulting from geopolitical developments that could negatively affect important supply chains and international trade, the termination or threatened termination of existing international trade agreements, or the implementation of tariffs or retaliatory tariffs on imported or exported goods; the effect of any litigation to which we are, or may become, subject; additional risks and costs associated with owning properties occupied by tenants in particular industries, such as oil and gas, hospitality, travel, co-working, etc., including risks of default during start-up and during economic downturns; changes in tax laws impacting REITs and real estate in general, as well as our ability to continue to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or other tax law changes which may adversely affect our stockholders; the future effectiveness of our internal controls and procedures; actual or threatened public health epidemics or outbreaks, such as the ongoing COVID-19 pandemic, as well as governmental and private measures taken to combat such health crises, could have a material adverse effect on our business operations and financial results; the adequacy of our general reserve related to tenant lease-related assets or the establishment of any other reserve in the future; and other factors, including the risk factors discussed under Item 1A. of Piedmont’s Annual Report on Form 10-K for the year ended December 31, 2021 and other documents we file with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Research Analysts/ Institutional Investors Contact:
Eddie Guilbert
770-418-8592
research.analysts@piedmontreit.com

Shareholder Services/Transfer Agent Services Contact:
Computershare, Inc.
866-354-3485
investor.services@piedmontreit.com

Piedmont Office Realty Trust, Inc.
Consolidated Balance Sheets (Unaudited)
(in thousands)
	March 31, 2022	December 31, 2021
Assets:
Real estate assets, at cost:
Land	$521,789	$529,941
Buildings and improvements	3,351,807	3,374,903
Buildings and improvements, accumulated depreciation	(863,306)	(861,206)
Intangible lease assets	173,017	178,157
Intangible lease assets, accumulated amortization	(86,664)	(83,777)
Construction in progress	50,719	43,406
Real estate assets held for sale, gross	—	80,586
Real estate assets held for sale, accumulated depreciation and amortization	—	(16,699)
Total real estate assets	3,147,362	3,245,311
Cash and cash equivalents	7,211	7,419
Tenant receivables	3,095	2,995
Straight line rent receivables	164,776	162,632
Notes receivable	—	118,500
Restricted cash and escrows	1,457	1,441
Prepaid expenses and other assets	21,318	20,485
Goodwill	98,918	98,918
Deferred lease costs, gross	466,234	469,671
Deferred lease costs, accumulated depreciation	(210,731)	(205,100)
Other assets held for sale, gross	—	9,389
Other assets held for sale, accumulated depreciation	—	(996)
Total assets	$3,699,640	$3,930,665
Liabilities:
Unsecured debt, net of discount and unamortized debt issuance costs of $11,447 and $12,210, respectively	$1,669,553	$1,877,790
Accounts payable, accrued expenses, and accrued capital expenditures	83,609	114,453
Dividends payable	—	26,048
Deferred income	79,493	80,686
Intangible lease liabilities, less accumulated amortization	36,077	39,341
Interest rate swaps	434	4,924
Total liabilities	1,869,166	2,143,242
Stockholders' equity:
Common stock	1,233	1,231
Additional paid in capital	3,706,207	3,701,798
Cumulative distributions in excess of earnings	(1,865,016)	(1,899,081)
Other comprehensive income	(13,573)	(18,154)
Piedmont stockholders' equity	1,828,851	1,785,794
Noncontrolling interest	1,623	1,629
Total stockholders' equity	1,830,474	1,787,423
Total liabilities and stockholders' equity	$3,699,640	$3,930,665

Number of shares of common stock outstanding as of end of period	123,331	123,077

Net debt (Unsecured debt less Cash and cash equivalents)	1,662,342	1,870,371
Total Principal Amount of Debt Outstanding (Unsecured debt plus discount and unamortized debt issuance costs)	1,681,000	1,890,000

Piedmont Office Realty Trust, Inc.
Consolidated Statements of Income
Unaudited (in thousands, except for per share data)

	Three Months Ended
	3/31/2022	3/31/2021
Revenues:
Rental and tenant reimbursement revenue	$131,912	$125,912
Property management fee revenue	651	758
Other property related income	3,586	2,587
Total revenues	136,149	129,257
Expenses:
Property operating costs	53,622	51,424
Depreciation	31,515	28,103
Amortization	22,252	22,912
General and administrative	7,595	7,251
Total operating expenses	114,984	109,690
Other income (expense):
Interest expense	(13,898)	(12,580)
Other income	2,024	2,356
Gain on sale of real estate assets	50,673	—
Total other income (expense)	38,799	(10,224)
Net income	59,964	9,343
Net loss applicable to noncontrolling interest	—	1
Net income applicable to Piedmont	$59,964	$9,344
Weighted average common shares outstanding - diluted	123,510	124,450
Net income per share applicable to common stockholders - diluted	$0.49	$0.08

Piedmont Office Realty Trust, Inc.
Funds From Operations, Core Funds From Operations and Adjusted Funds From Operations
Unaudited (in thousands, except for per share data)

	Three Months Ended
	3/31/2022	3/31/2021
GAAP net income applicable to common stock	$59,964	$9,344
Depreciation of real estate assets(1)	31,332	27,812
Amortization of lease-related costs	22,240	22,900
Gain on sale of real estate assets	(50,673)	—
NAREIT Funds From Operations and Core Funds from Operations applicable to common stock*	62,863	60,056
Amortization of debt issuance costs, fair market adjustments on notes payable, and discounts on debt	778	654
Depreciation of non real estate assets	173	282
Straight-line effects of lease revenue	(2,577)	(4,103)
Stock-based compensation adjustments	(552)	1,111
Net effect of amortization of above/below-market in-place lease intangibles	(3,162)	(2,792)
Non-incremental capital expenditures(2)	(18,947)	(17,347)
Adjusted Funds From Operations applicable to common stock*	$38,576	$37,861
Weighted average common shares outstanding - diluted	123,510	124,450
Funds From Operations and Core Funds From Operations per share (diluted)	$0.51	$0.48
Change period over period	6%

(1)Excludes depreciation of non real estate assets.

(2)Capital expenditures of a recurring nature related to tenant improvements, leasing commissions and building capital that do not incrementally enhance the underlying assets' income generating capacity. Tenant improvements, leasing commissions, building capital and deferred lease incentives incurred to lease space that was vacant at acquisition, leasing costs for spaces vacant for greater than one year, leasing costs for spaces at newly acquired properties for which in-place leases expire shortly after acquisition, improvements associated with the expansion of a building and renovations that either enhance the rental rates of a building or change the property’s underlying classification, such as from a Class B to a Class A property, are excluded from this measure.

Piedmont Office Realty Trust, Inc.
EBITDAre, Core EBITDA, Property Net Operating Income (Cash and Accrual), Same Store Net Operating Income (Cash and Accrual)
Unaudited (in thousands)

	Cash Basis		Accrual Basis
	Three Months Ended		Three Months Ended
	3/31/2022	3/31/2021	3/31/2022	3/31/2021

Net income applicable to Piedmont (GAAP)	$59,964	$9,344	$59,964	$9,344
Net loss applicable to noncontrolling interest	—	(1)	—	(1)
Interest expense	13,898	12,580	13,898	12,580
Depreciation	31,505	28,094	31,505	28,094
Amortization	22,240	22,900	22,240	22,900
Depreciation and amortization attributable to noncontrolling interests	22	21	22	21
Gain on sale of real estate assets	(50,673)	—	(50,673)	—
EBITDAre* and Core EBITDA*	76,956	72,938	76,956	72,938
General & administrative expenses	7,595	7,251	7,595	7,251
Management fee revenue	(362)	(390)	(362)	(390)
Other income	(1,808)	(2,141)	(1,808)	(2,141)
Non-cash general reserve for uncollectible accounts	—	412
Straight line effects of lease revenue	(2,577)	(4,103)
Straight line effects of lease revenue attributable to noncontrolling interests	(1)	1
Amortization of lease-related intangibles	(3,162)	(2,792)
Property NOI*	76,641	71,176	82,381	77,658
Net operating (income)/loss from:
Acquisitions	(2,697)	—	(3,837)	—
Dispositions	(475)	(1,220)	(547)	(1,502)
Other investments(1)	189	154	247	211
Same Store NOI*	$73,658	$70,110	$78,244	$76,367
Change period over period in Same Store NOI	5.1%	N/A	2.5%	N/A

(1)Other investments consist of our investments in active, out-of-service redevelopment and development projects, land, and recently completed redevelopment and development projects. The operating results of 222 South Orange Avenue in Orlando, FL, are included in this line item.

*Definitions:

Funds From Operations ("FFO"): The Company calculates FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as net income (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investment in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, along with appropriate adjustments to those reconciling items for joint ventures. These adjustments can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. FFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that FFO is helpful to investors as a supplemental performance measure because it excludes the effects of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs, which implicitly assumes that the value of real estate diminishes predictably over time. The Company also believes that FFO can help facilitate comparisons of operating performance between periods and with other REITs. However, other REITs may not define FFO in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than the Company; therefore, the Company’s computation of FFO may not be comparable to that of such other REITs.

Core Funds From Operations ("Core FFO"): The Company calculates Core FFO by starting with FFO, as defined by NAREIT, and adjusting for gains or losses on the extinguishment of swaps and/or debt and any significant non-recurring items. Core FFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Core FFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to the Company’s core business operations. As a result, the Company believes that Core FFO can help facilitate comparisons of operating performance between periods and provides a more meaningful predictor of future earnings potential. Other REITs may not define Core FFO in the same manner as the Company; therefore, the Company’s computation of Core FFO may not be comparable to that of other REITs.

Adjusted Funds From Operations ("AFFO"): The Company calculates AFFO by starting with Core FFO and adjusting for non-incremental capital expenditures and then adding back non-cash items including: non-real estate depreciation, straight-lined rents and fair value lease adjustments, non-cash components of interest expense and compensation expense, and by making similar adjustments for joint ventures. AFFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that AFFO is helpful to investors as a meaningful supplemental comparative performance measure of our ability to make incremental capital investments. Other REITs may not define AFFO in the same manner as the Company; therefore, the Company’s computation of AFFO may not be comparable to that of other REITs.

EBITDAre: The Company calculates EBITDAre in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines EBITDAre as net income (computed in accordance with GAAP) adjusted for gains or losses from sales of property, impairment losses, depreciation on real estate assets, amortization on real estate assets, interest expense and taxes, along with the same adjustments for joint ventures. Some of the adjustments mentioned can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. EBITDAre is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that EBITDAre is helpful to investors as a supplemental performance measure because it provides a metric for understanding the Company’s results from ongoing operations without taking into account the effects of non-cash expenses (such as depreciation and amortization) and capitalization and capital structure expenses (such as interest expense and taxes). The Company also believes that EBITDAre can help facilitate comparisons of operating performance between periods and with other REITs. However, other REITs may not define EBITDAre in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than the Company; therefore, the Company’s computation of EBITDAre may not be comparable to that of such other REITs.

Core EBITDA: The Company calculates Core EBITDA as net income (computed in accordance with GAAP) before interest, taxes, depreciation and amortization and incrementally removing any impairment losses, gains or losses from sales of property and other significant infrequent items that create volatility within our earnings and make it difficult to determine the earnings generated by our core ongoing business. Core EBITDA is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Core EBITDA is helpful to investors as a supplemental performance measure because it provides a metric for understanding the performance of the Company’s results from ongoing operations without taking into account the effects of non-cash expenses (such as depreciation and amortization), as well as items that are not part of normal day-to-day operations of the Company’s business. Other REITs may not define Core EBITDA in the same manner as the Company; therefore, the Company’s computation of Core EBITDA may not be comparable to that of other REITs.

Property Net Operating Income ("Property NOI"): The Company calculates Property NOI by starting with Core EBITDA and adjusting for general and administrative expense, income associated with property management performed by Piedmont for other organizations and other income or expense items for the Company, such as interest income from loan investments or costs from the pursuit of non-consummated transactions. The Company may present this measure on an accrual basis or a cash basis. When presented on a cash basis, the effects of non-cash general reserve for uncollectible accounts, straight lined rents and fair value lease revenue are also eliminated. Property NOI is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Property NOI is helpful to investors as a supplemental comparative performance measure of income generated by its properties alone without the administrative overhead of the Company. Other REITs may not define Property NOI in the same manner as the Company; therefore, the Company’s computation of Property NOI may not be comparable to that of other REITs.

Same Store Net Operating Income ("Same Store NOI"): The Company calculates Same Store NOI as Property NOI attributable to the properties for which the following criteria were met during the entire span of the current and prior year reporting periods: (i) they were owned, (ii) they were not under development / redevelopment, and (iii) none of the operating expenses for which were capitalized. Same Store NOI also excludes amounts attributable to land assets. The Company may present this measure on an accrual basis or a cash basis. Same Store NOI is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Same Store NOI is helpful to investors as a supplemental comparative performance measure of the income generated from the same group of properties from one period to the next. Other REITs may not define Same Store NOI in the same manner as the Company; therefore, the Company’s computation of Same Store NOI may not be comparable to that of other REITs.